UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

FORTE BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38052	26-1243872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Pegasus Park Dr. Building 6 Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 618-6994

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FBRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2024, Forte Biosciences, Inc. (the “Company”) entered into a Standstill and Voting Agreement (the “Standstill Agreement”) with Camac Fund, LP (“Camac”), Camac Partners, LLC, Camac Capital, LLC, and Eric Shahinian (collectively, the “Camac Group”). As of the date of the Standstill Agreement, the Camac Group has a beneficial ownership interest in the common stock, $0.001 par value per share (“Common Stock”), of the Company totaling, in the aggregate, 1,277,176 shares, or approximately 3.5% of the Company’s common stock issued and outstanding (based on the Company’s shares outstanding as of May 10, 2024).

The Standstill Agreement provides, among other things, that from the date of the Standstill Agreement until the date that is fifteen days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the Company’s 2028 annual meeting of stockholders (the “Restricted Period”):

•

at each annual or special meeting of the Company’s stockholders and for any action by written consent of the Company’s stockholders, the Camac Group will cause all shares of capital stock that are beneficially owned by the Camac Group to be (a) present for quorum purposes and (b) voted or consented (i) in favor of the election of each person nominated by the Company’s Board of Directors (the “Board”) for election as a director; (ii) against any proposals or resolutions to remove any member of the Board; and (iii) in accordance with the recommendation of the Board on all other proposals or business that may be the subject of stockholder action at such meeting or action by written consent;

•

the Camac Group shall be subject to standstill restrictions (as more fully described in the Standstill Agreement), including restrictions against (i) acquiring any additional securities of the Company, (ii) making any public announcement with respect to, or publicly offering or proposing, any change of control transaction of the Company, (iii) engaging in or knowingly assisting any proxy contests or other activism campaigns, and related matters, including the nomination or removal of directors, (iv) the solicitation of stockholders for any shareholder proposal or causing or encouraging any person to initiate such a proposal, (v) seeking election to or representation on the Board, nominating or encouraging any other person to nominate a director to the Board, or seeking the removal of any member of the Board, (vi) advising or encouraging any third party to vote on any matter in a manner inconsistent with the Board’s recommendation, (vii) selling securities to any third party with a known history of activism or known plans to engage in activism, (viii) seeking to make certain corporate governance changes as described in the Standstill Agreement, (ix) any stockholder communications pursuant to Rule 14a-1(l)(2)(iv), (x) calling a stockholder meeting, (xi) depositing any shares in any voting trust or other voting arrangement (other than solely among the Camac Group), (xii) forming or participating in any “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (xiii) making any books and records demand, and (xiv) making any statement that would disparage the Company; and

•

the Camac Group shall not take any actions that could reasonably be expected to have the effect or encouraging or assisting any third party in engaging in any actions that would violate the Standstill Agreement if taken by the Camac Group.

The foregoing description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the Standstill Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.

Item 8.01.	Other Events.

Also on June 11, 2024, the Company and the members of the Board entered into a Stipulation and Agreement of Settlement, Compromise, and Release (the “Stipulation”) to settle the action pending in the Delaware Court of Chancery (the “Court”) captioned, Camac Fund, LP v. Paul A. Wagner, et al., C.A. No. 2023-0817-MTZ (the “Action”).

Pursuant to the Scheduling Order entered by the Court on June 12, 2024, in connection with the proposed settlement of the Action, the Company is filing, as Exhibit 99.1 to this Current Report on Form 8-K, the Notice of Pendency of Derivative and Class Action, Proposed Settlement, and Settlement Hearing (the “Notice”). The Notice references the Stipulation, which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

The proposed settlement will resolve the Action brought by Camac against the members of the Board named as individual defendants, Paul A. Wagner, Lawrence Eichenfield, Barbara K. Finck, Donald A. Williams, Stephen K. Doberstein, Steven Kornfeld, Scott Brun, and David Gryska, and Forte as nominal defendant, relating to a Securities Purchase Agreement dated July 28, 2023, for a private placement with certain qualified buyers, institutional accredited investors, and certain executive officers, senior management, and members of the Board pursuant to which the Company raised gross proceeds of approximately $25 million (the “Private Placement”). Camac alleged, among other things, that the Private Placement interfered with its effort to elect two directors to the Board at the Company’s 2023 annual meeting of stockholders.

The settlement involves changes to the composition of the Board, specifically, the Board will be expanded to nine seats, one incumbent director will resign, and two directors selected by Camac from a list of five candidates identified by the Company will be appointed to the Board, as well as the formation of a committee of the Board to explore strategic alternatives for the Company. In addition, the Company will not renew its Preferred Stock Rights Agreement, dated as of July 12, 2022, as amended on June 26, 2023, when it expires by its terms in July 2024. If approved, the settlement will include payment of certain attorneys’ fees and expenses to Camac, as may be approved by the Court. Pursuant to the Stipulation, Camac also has entered into the Standstill Agreement with the Company as described above, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Company has also agreed to reimburse Camac for its out-of-pocket expenses in connection with Camac’s proxy contest in advance of the 2023 annual meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Standstill and Voting Agreement dated June 11, 2024, by and between the Company and the Camac Group.

99.1	Notice of Pendency of Derivative and Class Action, Proposed Settlement, and Settlement Hearing.

99.2	Stipulation and Agreement of Settlement, Compromise, and Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTE BIOSCIENCES, INC.

Date: June 14, 2024	By:	/s/ Antony Riley
Antony Riley
Chief Financial Officer